As filed with the Securities and Exchange Commission on November 7, 2025

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BioNexus Gene Lab Corp.
(Exact name of registrant as specified in its charter)

Wyoming	35-2604830
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

 Unit A-28-7, Level 28, Tower A,

Menara UOA Bangsar,

No.5 Jln Bangsar Utama 1,

Kuala Lumpur, Malaysia 59000

+1 307 241 6898

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Company Sage Agents, LLC

1095 Sugar View Dr, Ste 100

Sheridan, Wyoming 82801, USA

+1-307-683-0983

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Morris C. Zarif

Zarif Law Group P.C.

808 Springwood Avenue, Suite 110

Asbury Park, NJ 07711

Phone: (732) 755-0146

From time to time after this Registration Statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

This registration statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement contains:

●

a base prospectus, which covers the offering, issuance and sale of up to $100,000,000 in the aggregate of the registrant’s common stock, preferred stock, units, rights and/or warrants from time to time in one or more offerings; and

●

an equity distribution agreement prospectus, which covers the offering, issuance and sale by us of up to a maximum aggregate offering price of $3,557,000 of the registrant’s common stock that may be issued and sold from time to time under an equity distribution agreement with Maxim Group LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any other securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $3,557,000 of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the equity distribution agreement with Maxim Group LLC (the “Sale Agreement”), any portion of the $3,557,000 included in the sales agreement prospectus that is not sold pursuant to the Sale Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sale Agreement, the full $100,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 7, 2025

PRELIMINARY PROSPECTUS

BioNexus Gene Lab Corp.

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

Rights

From time to time, we may offer and sell up to $100,000,000 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering. We may also offer common stock upon conversion of preferred stock, or common stock, or preferred stock upon the exercise of warrants.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “BGLC”. The last reported sale price of our common stock on the Nasdaq Capital Market on November 5, 2025, was $5.39 per share. Each prospectus supplement will indicate if the securities to be offered thereby will be listed on any securities exchange.

As of the date of this prospectus the aggregate market value of our outstanding common stock held by non-affiliates is approximately $10,779,582, which is calculated based on 1,796,597 shares of outstanding common stock, of which 1,796,597 shares are held by non-affiliates, and a per share price of $6.00, which was the closing price of our common stock on September 25, 2025, which is the highest closing sale price of our common stock on Nasdaq Capital Market within the prior sixty (60) days of the filing of this Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to shelf registration statements, including the registration statement of which this prospectus is a part, with a value more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12 month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75 million. In the event that subsequent to the effective date of the registration statement of which this prospectus is a part, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75 million, then the one-third limitation on sales shall not apply to additional sales made pursuant to the registration statement of which this prospectus is a part. We have not sold any shares of common stock pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this prospectus.

We are an emerging growth company and a smaller reporting company under SEC rules and therefore may rely on certain scaled disclosure accommodations in this prospectus and in future filings to the extent available to us.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 6 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will, to the extent required, provide a prospectus supplement containing specific information about the terms of that offering and the securities being offered. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We may only offer to sell, and seek offers to buy, any securities in jurisdictions where offers and sales are permitted. We are not making offers to sell common stock or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “BioNexus,” the “Company,” “we,” “us,” “our” or similar references to refer to BioNexus Gene Lab Corp. together with any subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, over the internet at the SEC’s web site at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act of 1934, as amended, or the Exchange Act, and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. These documents may also be accessed on our web site at www.bionexusgenelab.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

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INFORMATION WE INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed with the SEC on April 15, 2025), as amended on Form 10-K/A filed with the SEC on April 29, 2025;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 15, 2025 and August 18, 2025, respectively;

●

our Current Reports on Form 8-K filed with the SEC on January 2, 2025, February 14, 2025, March 25, 2025, April 3, 2025, April 10, 2025, April 30, 2025 (excluding the information under Item 7.01 and Exhibit 99.1), and June 23, 2025;

●	our Form 8-A12B, filed with the SEC on July 19, 2023; and

●

the description of the Company’s shares of Common Stock under the heading “Description of Capital Stock” contained in the Registration Statement on Form S-1 (File No. 333-269753), as originally filed on February 14, 2023 and as amended, and in the related prospectus filed pursuant to Rule 424(b) on July 21, 2023, each of which is incorporated herein by reference, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the date of this prospectus and prior to effectiveness of this registration statement on Form S-3 and (ii) on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

BioNexus Gene Lab Corp.

Unit A-28-7, Level 28, Tower A,

Menara UOA Bangsar,

No.5 Jln Bangsar Utama 1,

Kuala Lumpur, Malaysia

(307) 241-6898

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “ought to,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “will,” “would,” and negatives of such terms or comparable terminology. These statements are based on management’s current expectations and assumptions and are not guarantees of future performance; they involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Forward-looking statements in this prospectus and the documents incorporated by reference include, without limitation, statements regarding: our goals and strategies; future business development, results of operations and financial condition; estimates regarding expenses, future revenues, capital requirements and our need for additional financing; the market opportunity for our services and products; the impact of government laws and regulations and our compliance therewith; our ability to recruit and retain qualified personnel; uncertainty in industry demand; general economic and market conditions affecting our healthcare diagnostics segment (MRNA Scientific Sdn. Bhd.) and our specialty chemicals segment (Chemrex Corporation Sdn. Bhd.); and initiatives such as contract development and manufacturing (CDMO) efforts and digital-asset treasury strategies. The foregoing list is not intended to be exhaustive.

All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Risk Factors” in this prospectus, as such risk factors may be amended, supplemented or superseded from time to time by reports we file with the SEC, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in any prospectus supplement. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this prospectus and in our other filings with the SEC that advise of the risks and factors that may affect our business.

Any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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BioNexus Gene Lab Corp.

BioNexus Gene Lab Corp. (“BioNexus,” “BGLC,” the “Company,” “we,” “our,” or “us”) is a Wyoming corporation with operations primarily in Malaysia through two wholly owned subsidiaries: MRNA Scientific Sdn. Bhd. (“MRNA Scientific Malaysia”) and Chemrex Corporation Sdn. Bhd. (“Chemrex”). We operate across (i) healthcare diagnostics, focused on RNA-based liquid biopsy screening tests intended to enable early detection and risk assessment for certain diseases, and (ii) specialty chemicals distribution serving industrial customers in the ASEAN region. Our common stock is listed on The Nasdaq Capital Market under the symbol “BGLC.”

Healthcare Diagnostics (MRNA Scientific Malaysia)

Through MRNA Scientific Malaysia (acquired August 23, 2017), we develop and provide non-invasive blood screening services that analyze changes in ribonucleic acid (RNA) to assess risk signals associated with infectious diseases and certain cancers. Our screening workflow includes sample processing, RNA extraction, hybridization to microarray (GeneChip™) platforms, and proprietary algorithmic analysis to generate a report delivered to the referring healthcare provider. We currently offer assays that screen for multiple cancer types and inflammatory conditions, among others. We derive revenue by processing samples referred by third-party healthcare providers and collection centers in Malaysia. We are focused on quality, turnaround time, and ongoing improvements to analytical software and processes.

Specialty Chemicals (Chemrex)

Chemrex (acquired December 31, 2020) distributes chemical raw materials—principally fiber-reinforced polymer (FRP) inputs—to manufacturers in Malaysia and broader Southeast Asia across medical, appliance, aerospace, automotive, mechanical, and electronics end-markets. Chemrex purchases a range of resins and related materials from domestic and international suppliers and sells to established customers, while maintaining quality control practices (including manufacturer certificates of analysis and inventory controls). Chemrex has initiated a multi-phase transition toward a contract development and manufacturing organization (“CDMO”) model with facility upgrades, equipment procurement, and quality system enhancements aimed at achieving applicable good manufacturing practice (GMP) standards over time.

Strategy

Our strategy is to (i) expand adoption of our RNA-based screening services through partnerships with healthcare providers and labs, (ii) stabilize and grow Chemrex’s distribution activities while progressing its CDMO build-out to target higher-margin opportunities, and (iii) pursue selective partnerships and corporate development initiatives that complement our core capabilities. The Company is also evaluating digital health initiatives and treasury strategies designed to support liquidity and capital markets readiness; as of June 30, 2025, we did not hold digital assets while management continued to assess proposals and allocation approaches.

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Recent Developments

•	Ethereum Treasury Strategy. On March 5, 2025, our Board approved an Ethereum-focused corporate treasury strategy. On March 7, 2025, the company announced that it entered into a strategic partnership with ML Tech to support implementation of Ethereum-based growth and treasury initiatives. The Company did not hold digital assets as of June 30, 2025, and management continues to evaluate timing and structure of any deployment under this strategy.

•	Nasdaq Compliance and Reverse Split. Following a previously disclosed bid-price deficiency process, we effected a 1-for-10 reverse stock split on April 7, 2025, and on April 30, 2025, we received confirmation of regained compliance with Nasdaq Listing Rule 5550(a)(2).

•	CFO Appointment. On June 17, 2025, we appointed Ms. Chong Set Fui (Angeline) as Chief Financial Officer and Principal Financial Officer.

•	Fidelion Term Sheet. On July 30, 2025, we entered into a non-binding term sheet with Fidelion Diagnostics Pte Ltd for a contemplated strategic, cross-equity alliance and exclusive commercialization rights for the VitaGuard™ minimal residual disease (MRD) platform in Southeast Asia, subject to execution of definitive agreements.

•

BirchBioMed Term Sheet. On October 20, 2025, we entered into a non-binding Strategic Partnership Term Sheet with BirchBioMed Inc., a Canadian biotechnology company developing regenerative treatments for organ fibrosis, topical scarring, and autoimmune diseases. The Term Sheet is non-binding and intended solely as a framework for continued discussions. There can be no assurance that a definitive agreement will be executed or that the proposed transactions will be completed on the terms contemplated or at all.

Corporate Information

BioNexus Gene Lab Corp. was incorporated in Wyoming on May 12, 2017. Our principal corporate and MRNA Scientific Malaysia office is Unit A-28-7, Level 28, Tower A, Menara UOA Bangsar, No. 5 Jalan Bangsar Utama 1, Kuala Lumpur, Malaysia. Our laboratory facilities are located in George Town, Penang, and at Lifecare Diagnostic Centre in Kuala Lumpur. Chemrex’s corporate office and distribution center is located at 4 Jalan CJ 1/6, Kawasan Perusahaan Cheras Jaya, Selangor, Malaysia. Our telephone number is (+60) 18-221-8762 and our website is www.bionexusgenelab.com (information on or accessible through our website is not incorporated by reference into, and does not form part of, this prospectus).

Emerging Growth Company and Smaller Reporting Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

The Company is also a “smaller reporting company” as defined in the Securities Exchange Act of 1934 (the “Exchange Act”). The Company may continue to be a smaller reporting company even after the Company is no longer an emerging growth company. The Company may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of the Company’s voting and non-voting Common Stock held by  non-affiliates is less than $250.0 million measured on the last business day of the Company’s second fiscal quarter, or the Company’s annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of the Company’s voting and non-voting Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of the Company’s second fiscal quarter.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Information We Incorporate By Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes including, but not limited to, research and development; engineering, operations, quality inspection, information technology and sales force expansion; marketing and sales and working capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following information describes the common stock, no par value per share, and blank check preferred stock, no par value per share, as well as certain provisions of our amended and restated articles of incorporation, as amended (“Articles of Incorporation”) and our amended and restated bylaws (“Bylaws”). This description is only a summary. You should also refer to our Articles of Incorporation and Bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part. On April 7, 2025, we effected a 10-for-1 reverse stock split of our common stock. The figures below reflect the capital stock issued and outstanding after giving effect to this reverse split.

Authorized and Outstanding Capital Stock

We have authorized 300,000,000 shares of common stock, no par value per share, and 30,000,000 shares of preferred stock, no par value per share. As of the date of this prospectus, we had 1,796,597 shares of our common stock outstanding.

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Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Wyoming for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Preferred Stock

We are authorized to issue up to 30,000,000 shares of preferred stock, no par value. Our board of directors is authorized, without further shareholder approval, to issue shares of preferred stock in one or more series and to fix the designations, powers, preferences and rights of the shares of each such series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series. Pursuant to that authority, in February 2025 we designated one (1) share as “Series Z Preferred Stock.” No shares of preferred stock (including the Series Z Preferred Stock) are issued and outstanding. The availability of authorized but unissued “blank-check” preferred stock could, under certain circumstances, discourage, delay or prevent a change in control, including through the issuance of a series of preferred stock with rights and preferences that could impede the consummation of a merger, tender offer or proxy contest or otherwise make it more difficult for a third party to obtain control of us.

Options and Restricted Stock

As of the date of this prospectus, we do not have any outstanding options.

As of the date of this prospectus, we have 611,540 restricted stocks outstanding.

Other Convertible Securities

As of the date of this prospectus, we do not have any outstanding convertible securities.

Securities Authorized for Issuance under Equity Compensation Plans

We have not adopted any compensatory or benefit plans for future issuances of our securities but reserve the right to do so in the future.

Transfer Agent

The stock transfer agent for our securities is Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093, USA.

Anti-Takeover Effects of Our Charter Documents and Wyoming Law

The following is a brief description of the provisions in our Articles of Incorporation and Bylaws that could have an effect of delaying, deferring, or preventing a change in control of the Company.

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Authorized Shares

Our Articles of Incorporation, as amended, authorize 300,000,000 shares of common stock, no par value, and 30,000,000 shares of preferred stock, no par value. Our board of directors may issue shares of preferred stock in one or more series and fix the rights and preferences of any such series without shareholder approval. The availability of authorized but unissued common and “blank-check” preferred stock could, among other things, render more difficult or discourage an attempt to obtain control of the Company through a proxy contest, tender offer, merger or otherwise.

No Cumulative Voting

Neither our Articles of Incorporation nor our Bylaws provide for cumulative voting in the election of directors. Accordingly, holders of a majority of the shares entitled to vote in any election of directors can elect all of the directors standing for election. (See our Bylaws and Articles of Incorporation.)

Number of Directors; Vacancies; Removal

Our Bylaws provide that the number of directors may be increased or decreased by the board of directors. Any vacancy on the board may be filled by a majority of the remaining directors, with the appointee serving until the next election of directors. Our Bylaws also provide that any director or the entire board may be removed, with or without cause, by the vote or written consent of stockholders representing not less than a majority of the outstanding voting power. These provisions could make it more difficult for shareholders to remove incumbent directors or to effect a change in control of the board.

Control Share Acquisitions (Wyoming Management Stability Act, Article 3)

Wyoming’s “control share” provisions may apply to acquisitions of a “controlling interest” in a Wyoming corporation (generally crossing specified voting power thresholds). If applicable, the acquiring person obtains voting rights in the acquired “control shares” only if approved by the shareholders as provided by statute. A corporation may opt out of these provisions in its charter or bylaws; our Articles of Incorporation and Bylaws do not contain an opt-out. These provisions, if applicable, could deter or delay certain change-in-control transactions.

Business Combinations with Interested Stockholders (Wyoming Management Stability Act, §17-18-104)

Wyoming also restricts certain business combinations between a “qualified corporation” and an “interested stockholder” (generally, a person owning 15% or more of the outstanding voting stock) for three years after the time the person becomes an interested stockholder, unless certain approvals are obtained or an exception applies. Corporations may elect not to be subject to these restrictions in their charter, bylaws, or by filing a statement with the Wyoming Secretary of State. Our Articles of Incorporation and Bylaws do not contain an election to opt out of these restrictions. These provisions may have the effect of delaying, deferring, or preventing a change in control.

Preferred Stock Designation

In February 2025, the Company filed Articles of Amendment designating one share of “Series Z” preferred stock (since utilized in connection with a shareholder vote process). The board’s authority to designate preferred stock—including the Series Z designation—illustrates the flexibility to issue preferred shares with rights that could, among other things, delay or prevent a change of control.

9

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants, as well as any warrant agreement that contains the terms of the warrants. We urge you to read the applicable prospectus supplements related to the warrants that we may sell under this prospectus, as well as the complete warrant agreements that will contain the terms of any warrants.

We may issue warrants to purchase shares of our common stock or preferred stock. Such warrants may be issued in one or more series, independently or together with shares of common stock or preferred stock or other equity or debt securities and may be attached or separate from such securities. The warrants may also be in the form of pre-funded warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We may issue warrants directly or under a separate warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants.

The applicable prospectus supplement and the applicable warrant agreement will describe the particular terms of any series of warrants we may issue, including the following:

●	the title of such warrants;

●	the aggregate number of such warrants offered;

●	the price or prices at which such warrants will be issued;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
●	whether such warrants will be issued in registered form or bearer form;
●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of the securities issuable upon exercise of the warrants;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	if applicable, a discussion of certain federal United States income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent, if any, may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive distributions or dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

10

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the exercise price for the rights;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

●	the number of rights issued to each stockholder and the number of rights outstanding, if any;

●	the extent to which the rights are transferable;

●	any conditions to completing the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	anti-dilution provisions of the rights, if any; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

11

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of common stock, preferred stock, warrants to purchase common stock or any combination of such securities. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of an agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of such agreement and the unit certificate, if applicable, relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

12

PLAN OF DISTRIBUTION

We may sell the securities from time to time, by a variety of methods, including the following:

●	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

●	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

●	through short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of these methods; or

●	by any other method permitted pursuant to applicable law.

13

The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, dealers or agents, if any;
●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
●	any over-allotment or other options under which underwriters may purchase additional securities from us;
●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
●	any public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best-efforts basis and a dealer will purchase securities as a principal and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

14

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or provide services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Zarif Law Group P.C.

EXPERTS

Our financial statements as of December 31, 2024 and December 31, 2023 have been included in the report of JP Centurion & Partners PLT, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

15

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Section 17-16-851 of the Wyoming Revised Statutes (“WRS”) provides that directors and officers of Wyoming corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. WRS also provides that directors and officers may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Further, Article VI of our bylaws contains provisions that allow the Company to indemnify its officers, directors, employees, and agents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by directors, officers, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

BioNexus Gene Lab Corp.

$100,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

16

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 7, 2025

PROSPECTUS SUPPLEMENT

BioNexus Gene Lab Corp.

Up to $3,557,000

Shares of Common Stock

We have entered into an equity distribution agreement, or the Equity Distribution Agreement, with Maxim Group LLC, or Maxim, relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell shares of our common stock, no par value, having an aggregate offering price of up to $3,557,000 from time to time through Maxim, acting as our exclusive sales agent, at our discretion.

Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “BGLC”. The last reported sale price of our Common Stock on the Nasdaq Capital Market on November 5, 2025, was $5.39 per share. We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus supplement and may elect to do so in future filings.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates is approximately $10,779,582 which is calculated based on 1,796,597 shares of outstanding common stock, of which 1,796,597 shares are held by non-affiliates, and a per share price of $6.00, which was the closing price of our common stock on September 25, 2025, which is the highest closing sale price of our common stock on Nasdaq Capital Market within the prior sixty (60) days of the filing a registration statement of which this prospectus supplement is a part. During the prior twelve calendar month period that ends on and includes the date hereof, the Company did not sell any shares of common stock pursuant to General Instruction I.B.6 to Form S-3.

Sales of our common stock, if any, under this prospectus supplement and accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Maxim is not required to sell any specific number or dollar amount of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Maxim for sales of common stock sold pursuant to the Equity Distribution Agreement will be an amount equal to 2.5% of the gross proceeds of any shares of common stock sold under the Equity Distribution Agreement. In connection with the sale of the common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read “Risk Factors” on page S-8 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Sales Agent

MAXIM GROUP LLC

The date of this prospectus supplement is ________, 2025

i

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying base prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information contained in this prospectus supplement is accurate only as of the date on the front cover page of this prospectus supplement, or other earlier date stated in this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of our securities.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus supplement and the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.

ii

ABOUT THIS PROSPECTUS

This prospectus supplement and the accompanying base prospectus form a part of a registration statement on Form S-3 (File No. 333-_____) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became effective on ____, 2025.

This document consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our securities.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus supplement only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor Maxim have authorized anyone to provide you with any different information. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Shares to which it relates, nor does this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “BioNexus,” the “Company,” “we,” “us,” “our” or similar references to refer to BioNexus Gene Lab Corp. together with any subsidiaries.

S-1

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any document that we file with the SEC, including the registration statement and exhibits to the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. These documents may also be accessed on our web site at www.bionexusgenelab.com. Information contained on our web site is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our web site to be part of this prospectus supplement or the accompanying prospectus. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus supplement and the accompanying prospectus are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the securities offered are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus supplement by reference.

S-2

INFORMATION WE INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus supplement and the accompanying prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed with the SEC on April 15, 2025), as amended on Form 10-K/A filed with the SEC on April 29, 2025;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 15, 2025 and August 18, 2025, respectively;

●

our Current Reports on Form 8-K filed with the SEC on January 2, 2025, February 14, 2025, March 25, 2025, April 3, 2025, April 10, 2025, April 30, 2025 (excluding the information under Item 7.01 and Exhibit 99.1), and June 23, 2025;

●	our Form 8-A12B, filed with the SEC on July 19, 2023; and

●

the description of the Company’s shares of Common Stock under the heading “Description of Capital Stock” contained in the Registration Statement on Form S-1 (File No. 333-269753), as originally filed on February 14, 2023 and as amended, and in the related prospectus filed pursuant to Rule 424(b) on July 21, 2023, each of which is incorporated herein by reference, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (excluding any portions of such documents that have been “furnished to” but not “filed with” the SEC) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of (1) the completion of the offering of our common stock pursuant to this prospectus supplement and (2) the date we stop offering our common stock pursuant to this prospectus supplement, will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date of filing of such reports and documents. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

BioNexus Gene Lab Corp.

Unit A-28-7, Level 28, Tower A,

Menara UOA Bangsar,

No.5 Jln Bangsar Utama 1,

Kuala Lumpur, Malaysia

(307) 241-6898

S-3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “ought to,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “will,” “would,” and negatives of such terms or comparable terminology. These statements are based on management’s current expectations and assumptions and are not guarantees of future performance; they involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Forward-looking statements in this prospectus and the documents incorporated by reference include, without limitation, statements regarding: our goals and strategies; future business development, results of operations and financial condition; estimates regarding expenses, future revenues, capital requirements and our need for additional financing; the market opportunity for our services and products; the impact of government laws and regulations and our compliance therewith; our ability to recruit and retain qualified personnel; uncertainty in industry demand; general economic and market conditions affecting our healthcare diagnostics segment (MRNA Scientific Sdn. Bhd.) and our specialty chemicals segment (Chemrex Corporation Sdn. Bhd.); and initiatives such as contract development and manufacturing (CDMO) efforts and digital-asset treasury strategies. The foregoing list is not intended to be exhaustive.

All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Risk Factors” in this prospectus, as such risk factors may be amended, supplemented or superseded from time to time by reports we file with the SEC, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in any prospectus supplement. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this prospectus and in our other filings with the SEC that advise of the risks and factors that may affect our business.

Any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

S-4

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before deciding to invest in our securities. Before you decide to invest in our securities, you should read this entire prospectus supplement and the accompanying prospectus carefully, any related free writing prospectus that we have authorized for use in connection with the offering and the documents incorporated by reference herein, including the information under the heading “Risk Factors.”

Overview

BioNexus Gene Lab Corp. (“BioNexus,” “BGLC,” the “Company,” “we,” “our,” or “us”) is a Wyoming corporation with operations primarily in Malaysia through two wholly owned subsidiaries: MRNA Scientific Sdn. Bhd. (“MRNA Scientific Malaysia”) and Chemrex Corporation Sdn. Bhd. (“Chemrex”). We operate across (i) healthcare diagnostics, focused on RNA-based liquid biopsy screening tests intended to enable early detection and risk assessment for certain diseases, and (ii) specialty chemicals distribution serving industrial customers in the ASEAN region. Our common stock is listed on The Nasdaq Capital Market under the symbol “BGLC.”

Healthcare Diagnostics (MRNA Scientific Malaysia)

Through MRNA Scientific Malaysia (acquired August 23, 2017), we develop and provide non-invasive blood screening services that analyze changes in ribonucleic acid (RNA) to assess risk signals associated with infectious diseases and certain cancers. Our screening workflow includes sample processing, RNA extraction, hybridization to microarray (GeneChip™) platforms, and proprietary algorithmic analysis to generate a report delivered to the referring healthcare provider. We currently offer assays that screen for multiple cancer types and inflammatory conditions, among others. We derive revenue by processing samples referred by third-party healthcare providers and collection centers in Malaysia. We are focused on quality, turnaround time, and ongoing improvements to analytical software and processes.

S-5

Specialty Chemicals (Chemrex)

Chemrex (acquired December 31, 2020) distributes chemical raw materials—principally fiber-reinforced polymer (FRP) inputs—to manufacturers in Malaysia and broader Southeast Asia across medical, appliance, aerospace, automotive, mechanical, and electronics end-markets. Chemrex purchases a range of resins and related materials from domestic and international suppliers and sells to established customers, while maintaining quality control practices (including manufacturer certificates of analysis and inventory controls). Chemrex has initiated a multi-phase transition toward a contract development and manufacturing organization (“CDMO”) model with facility upgrades, equipment procurement, and quality system enhancements aimed at achieving applicable good manufacturing practice (GMP) standards over time.

Strategy

Our strategy is to (i) expand adoption of our RNA-based screening services through partnerships with healthcare providers and labs, (ii) stabilize and grow Chemrex’s distribution activities while progressing its CDMO build-out to target higher-margin opportunities, and (iii) pursue selective partnerships and corporate development initiatives that complement our core capabilities. The Company is also evaluating digital health initiatives and treasury strategies designed to support liquidity and capital markets readiness; as of June 30, 2025, we did not hold digital assets while management continued to assess proposals and allocation approaches.

Recent Developments

•	Ethereum Treasury Strategy. On March 5, 2025, our Board approved an Ethereum-focused corporate treasury strategy. On March 7, 2025, the company announced that it entered into a strategic partnership with ML Tech to support implementation of Ethereum-based growth and treasury initiatives. The Company did not hold digital assets as of June 30, 2025, and management continues to evaluate timing and structure of any deployment under this strategy.

•	Nasdaq Compliance and Reverse Split. Following a previously disclosed bid-price deficiency process, we effected a 1-for-10 reverse stock split on April 7, 2025, and on April 30, 2025, we received confirmation of regained compliance with Nasdaq Listing Rule 5550(a)(2).

•	CFO Appointment. On June 17, 2025, we appointed Ms. Chong Set Fui (Angeline) as Chief Financial Officer and Principal Financial Officer.

•	Fidelion Term Sheet. On July 30, 2025, we entered into a non-binding term sheet with Fidelion Diagnostics Pte Ltd for a contemplated strategic, cross-equity alliance and exclusive commercialization rights for the VitaGuard™ minimal residual disease (MRD) platform in Southeast Asia, subject to execution of definitive agreements.

•

BirchBioMed Term Sheet. On October 20, 2025, we entered into a non-binding Strategic Partnership Term Sheet with BirchBioMed Inc., a Canadian biotechnology company developing regenerative treatments for organ fibrosis, topical scarring, and autoimmune diseases. The Term Sheet is non-binding and intended solely as a framework for continued discussions. There can be no assurance that a definitive agreement will be executed or that the proposed transactions will be completed on the terms contemplated or at all.

Corporate Information

BioNexus Gene Lab Corp. was incorporated in Wyoming on May 12, 2017. Our principal corporate and MRNA Scientific Malaysia office is Unit A-28-7, Level 28, Tower A, Menara UOA Bangsar, No. 5 Jalan Bangsar Utama 1, Kuala Lumpur, Malaysia. Our laboratory facilities are located in George Town, Penang, and at Lifecare Diagnostic Centre in Kuala Lumpur. Chemrex’s corporate office and distribution center is located at 4 Jalan CJ 1/6, Kawasan Perusahaan Cheras Jaya, Selangor, Malaysia. Our telephone number is (+60) 18-221-8762 and our website is www.bionexusgenelab.com (information on or accessible through our website is not incorporated by reference into, and does not form part of, this prospectus).

S-6

Emerging Growth Company and Smaller Reporting Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

The Company is also a “smaller reporting company” as defined in the Securities Exchange Act of 1934 (the “Exchange Act”). The Company may continue to be a smaller reporting company even after the Company is no longer an emerging growth company. The Company may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of the Company’s voting and non-voting Common Stock held by  non-affiliates is less than $250.0 million measured on the last business day of the Company’s second fiscal quarter, or the Company’s annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of the Company’s voting and non-voting Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of the Company’s second fiscal quarter.

S-7

THE OFFERING

Common Stock offered by us	Shares of our common stock having an aggregate offering price of up to $3,557,000.

Manner of Offering	“At the Market Offering” that may be made from time to time through or to, Maxim, as sales agent or principal. See “Plan of Distribution” on page S-14

Common stock outstanding immediately before offering	1,796,597 shares of common stock

Common stock outstanding immediately after offering (1)

2,456,522 shares of common stock assuming 659,925 shares of common stock are sold, based on an assumed offering price of $5.39 per share, which was the closing price of our common stock on the Nasdaq Capital Market on November 5, 2025. The actual number of shares of our common stock issued will vary depending on the sales price under this offering.

Use of Proceeds	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See ‘‘Use of Proceeds” on page S-12 of this prospectus supplement.

Risk Factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement for a discussion of factors you should consider carefully when making an investment decision.

Exchange Listing	Our common stock is traded on Nasdaq Capital Market under the symbol “BGLC.”

Exclusive Sales Agent	Maxim Group LLC is acting as the exclusive sales agent in connection with this offering.

Transfer Agent	The transfer agent and registrar for our common stock is Securities Transfer Corporation. .

(1)

The number of shares of common stock that will be outstanding after this offering as shown above is based on 1,796,597 shares of common stock outstanding as of November 5, 2025 and assumes the sale of all the shares of common stock being offered pursuant to this prospectus supplement.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants described above.

S-8

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus supplement, including the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q for the period ended March 31, 2025 and June 30, 2025 and any subsequent periodic report that we may file with the SEC, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to purchase the securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

Risks Related to This Offering

If our business developments and achievements do not meet the expectations of investors or securities analysts or for other reasons the expected benefits do not occur, the market price of shares of our Common Stock traded on Nasdaq may decline.

If our business developments and achievements do not meet the expectations of investors or securities analysts, the market price of shares of our Common Stock traded on Nasdaq may decline. The trading price of shares of our Common Stock could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors mentioned in this “Risk Factors” section and elsewhere in this prospectus could have a negative impact on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

The price of shares of our Common Stock has fluctuated substantially.

The price of shares of our Common Stock has fluctuated substantially. Therefore, some investors who have purchased our Common Stock at high prices face the risk of losing a significant portion of their original investment if they have to sell at a time when the price of shares of our Common Stock has declined.

The market price of our Common Stock may fluctuate dramatically and may decline rapidly after you purchase shares in this offering, irrespective of any developments in our business. In addition, the volatility of our stock price could cause other consequences including causing a short squeeze due to the difference in investment decisions by short sellers of our Common Stock shares and buy-and-hold decisions of longer investors.

You should consider an investment in our securities to be risky, and you should invest in our securities only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of shares of our Common Stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this prospectus, are:

●	sale of shares of our Common Stock by our stockholders;
●	volatility in trading volumes of our shares of Common Stock;
●	our ability to obtain financings to conduct and complete our business activities;
●	possible delays in the expected recognition of revenue due to lengthy and sometimes unpredictable sales timelines;

S-9

●	failures to meet external expectations or management guidance;
●	changes in our capital structure and future issuances of securities;
●	our cash position;
●	announcements and events surrounding financing efforts;
●	changes in general economic, political and market conditions in any area in which we conduct our business;
●	analyst research reports, recommendations and changes in recommendations, price targets, and withdrawals of coverage;
●	quarterly variations in our results of operations or those of our competitors;
●	delays in end-user deployments of products;
●	our ability to develop and market new and enhanced products on a timely basis;
●	commencement of, or our involvement in, litigation;
●	major changes in our Board of Directors or management;
●	our failure to generate material revenues;
●	our public disclosure of the terms of any financing which we may consummate in the future;
●	cancellation of key contracts;
●	short selling activities; and
●	other events or factors, many of which may be out of our control.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of shares of our Common Stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management regarding the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The offering price per share in this offering may exceed the historical and pro forma as adjusted net tangible book value per share of our common stock outstanding prior to this offering. If the price per share of our common stock being offered is substantially higher than the pro forma as adjusted net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the pro forma net tangible book value of the common stock you purchase in this offering. Assuming that an aggregate of 659,925 shares of our common stock are sold at a price of $5.39 per share, the last reported sale price of our common stock on Nasdaq on November 5, 2025, for aggregate gross proceeds of approximately $3,557,000 and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of approximately $0.94 per share, representing the difference between our pro forma as adjusted net tangible book value per share of common stock as of June 30, 2025 and the assumed offering price. If we were to sell shares of our common stock in this offering at a price per share greater than our pro forma net tangible book value, it would result in dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

S-10

You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per Share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of Shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

The common stock offered hereby will be sold in “at the market offering” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares of common stock as a result of sales of common stock made at prices lower than the prices they paid.

The actual number of shares of common stock we will issue under the Equity Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Maxim at any time throughout the term of the Equity Distribution Agreement. The number of shares of common stock that are sold by Maxim after delivering a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Maxim. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will be ultimately issued.

We are subject to certain continuing listing requirements under the Nasdaq Listing Rules, if we fail to comply with The Nasdaq Capital Market continued listing requirements, our Common Stock may be delisted.

The listing of our Common Stock on The Nasdaq Capital Market is contingent upon our compliance with The Nasdaq Capital Market’s conditions for continued listing. If we fail to meet any Nasdaq listing requirements, including the minimum bid price, and do not regain compliance, we may be subject to delisting by Nasdaq. In the event our common stock is no longer listed for trading on Nasdaq, our trading volume and share price may decrease and you may have a difficult time selling your shares of common stock. In addition, we may experience difficulties in raising capital which could materially adversely affect our operations and financial results. Further, delisting from Nasdaq markets could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees. Finally, delisting could make it harder for you and the Company to sell the securities and hard for us to raise capital.

S-11

We have material weaknesses in our internal accounting control over financial reporting.

Our management has identified material weaknesses in our internal control over financial reporting related to lack of segregation of duties resulting from our limited personnel and ineffective control over financial statement disclosure as controls were not designed and in place to ensure that all disclosures required were originally addressed in our financial statements and has concluded that, due to such material weaknesses, our disclosure controls and procedures were not effective as of June 30, 2024.

We have identified certain steps necessary to address the material weaknesses, and we continued to implement the remedial procedures. However, if not remediated, or if we identify further material weaknesses in our internal controls, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

If not remediated, or if we identify further material weaknesses in our internal controls, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

Potential Adverse Effect of Tariffs

The U.S. government increased certain existing tariffs and implemented new tariffs on imported products. In April 2025, the U.S. government increased import tariffs across a wide range of countries at various rates, including on product imports from almost all countries, and individualized higher tariffs on certain countries, which include certain countries where the Company sources raw materials and components. As a result, selling prices of the Company’s finished products are likely to increase if tariffs continue to be enforced at current levels or are increased in the future, which may have a negative impact on the Company’s revenues and cash flows. Some of these tariff announcements have since been followed by announcements of limited exemptions and temporary pauses, however, due to the uncertainties pertaining to tariffs and tariff levels, it is difficult to for us to reliably forecast their short-term or ongoing impact to our business or that of our customers. While we are actively evaluating the potential impacts of these tariffs, as well as our ability to mitigate their related impacts, such tariffs may have a negative impact on our revenues, profitability and cash flows.

S-12

USE OF PROCEEDS

We may offer and sell shares of our common stock having aggregate sales proceeds of up to $3,557,000 from time to time. The amount of proceeds we receive, if any, will depend on the actual number of shares of our common stock sold and the market price at which such shares are sold. There can be no assurance that we will be able to sell any shares or fully utilize the Equity Distribution Agreement with Maxim as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.

The precise amount and timing of the application of such net proceeds will depend upon our funding requirements and the availability and cost of other funds. Our board of directors and management will have considerable discretion in the application of the net proceeds from this offering, and it is possible that we may allocate the proceeds differently than investors in the offering may desire or that we may fail to maximize the return on these proceeds. You will be relying on the judgment of our management with regard to the use of proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock. We do not anticipate paying any dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Any future determination to declare dividends will be subject to the discretion of our Board of Directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects and any other factors deemed relevant by our Board of Directors.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering up to $3,557,000 shares of our common stock in this offering pursuant to this prospectus supplement and the accompanying prospectus. As of November 5, 2025, there were 1,796,597 of common stock issued and outstanding, held by approximately 294 stockholders of record. Not reflected in the number of stockholders of record are persons who beneficially own shares of common stock held in nominee or street name. See “Descriptions of Capital Stock” beginning on page 7 in the accompanying prospectus for more information regarding our shares of common stock.

S-13

DILUTION

Our net tangible book value on June 30, 2025 was approximately $7,522,037, or $4.19 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of our outstanding common stock.

After giving effect to the sale of 659,925 shares of common stock in this offering, at an assumed offering price of $5.39 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on November 5, 2025, and after deducting Maxim fees and estimated offering expenses payable by us in connection with this offering, our pro forma as adjusted net tangible book value as of June 30, 2025 would have been approximately $10,927,108, or $4.45 per share. This represents an immediate increase in net tangible book value of $0.26 per share to our existing shareholders and an immediate dilution of $0.94 per share to the investors participating in this offering.

The following table illustrates this per-share dilution of our common stock:

Assumed offering price per share		$5.39
Net tangible book value per share as of June 30, 2025	$4.19
Pro forma net tangible book value per share as of June 30, 2025	4.45
Increase to pro forma net tangible book value per share attributable to this offering	0.26
Pro forma as adjusted net tangible book value per share after this offering		$4.45
Dilution per share to new investors in this offering		$0.94

The table above assumes for illustrative purposes that an aggregate 659,925 shares of our common stock are sold during the term of the Equity Distribution Agreement with Maxim at an assumed offering price of $5.39 per share, the last reported sale price of our common stock on Nasdaq Capital Market on November 5, 2025, for aggregate gross proceeds of $3,557,000. The shares subject to the Equity Distribution Agreement with Maxim are being sold from time to time at various prices.

An increase of $0.40 per share in the price at which the shares are sold from the assumed offering price of $5.39 per share shown in the table above, assuming all of our common stock in the aggregate amount of $3,557,000 during the term of the Equity Distribution Agreement with Maxim is sold at that price, would increase the dilution in pro forma as adjusted net tangible book value per share to new investors in this offering to approximately $1.260 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.40 per share in the price at which the shares are sold from the assumed offering price of $5.39 per share shown in the table above, assuming all of our common stock in the aggregate amount of $3,557,000 during the term of the Equity Distribution Agreement with Maxim is sold at that price, would decrease the dilution in pro forma as adjusted net tangible book value per share to new investors in this offering to approximately $0.64 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The foregoing table is based on shares of common stock outstanding as of June 30, 2025.

To the extent that any of the above outstanding options or warrants are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

S-14

PLAN OF DISTRIBUTION

We entered into the Equity Distribution Agreement with Maxim Group LLC (“Maxim”) on November 7, 2025. In accordance with the Equity Distribution Agreement, Maxim has agreed to act as exclusive sales agent in connection with this offering of our common stock having an aggregate offering price of up to approximately $3,557,262 pursuant to this prospectus supplement and the accompanying base prospectus. Maxim is not purchasing or selling any of the shares of our common stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of our common stock but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of our common stock offered hereby.

Upon delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, Maxim may sell shares of our common stock by any method permitted by law deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions.

We will pay Maxim in cash, upon each sale of shares of our common stock pursuant to the Equity Distribution Agreement, a commission equal to 2.5% of the gross proceeds from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Maxim for certain specified expenses, including actual reasonable and documented out-of-pocket costs and expenses, including the fees and disbursements of its legal counsel, in an amount of up to $25,000. In addition to such fees, at the end of each quarter in which the offering is open and during which sales of our common stock have occurred, we have agreed to pay Maxim’s legal counsel an additional legal fee of up to $2,500.

Settlement for sales of shares of our common stock will occur on the second business day, or such shorter settlement cycle as may be in effect under Rule 15c6-1 of the Securities Exchange Act of 1934 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Maxim in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of shares of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon.

We have agreed to provide indemnification and contribution to Maxim and specified persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that Maxim may be required to make in respect of such liabilities.

Maxim may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Maxim would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the agent acting as principal. Under these rules and regulations, Maxim:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

S-15

The offering of shares of our common stock pursuant to the Equity Distribution Agreement will terminate upon the earliest of (i) the sale of all common stock having an aggregate offering price of $20,000,000 as provided for in this prospectus supplement, and (iii) the termination of the Equity Distribution Agreement by the provision of ten (10) days prior written notice by either party or otherwise pursuant to the terms of the Equity Distribution Agreement.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Maxim and Maxim may distribute this prospectus supplement and the accompanying base prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Equity Distribution Agreement. A copy of the Equity Distribution Agreement is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC.

Our common stock is traded on the Nasdaq Capital Market under the symbol “BGLC.”

Other than in the United States, no action has or will be taken by us or Maxim that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Other Relationships

On July 1, 2024, the Company entered into an advisory service agreement with Maxim to provide merger and acquisition (M&A) services, general financial advisory services, and investment banking services to the Company. The Company issued 300,000 shares of our common stock to Maxim for such service. If at any time during the term of the agreement or within twelve months from the effective date of the termination of the agreement, the Company proposes to effect a public offering of its securities on a US exchange, private placement of securities or other financing, the Company agreed to offer to retain Maxim as sole book running manager of such offering, or as its exclusive placement or sales agent in connection with such financing or other matter, upon such terms as the parties may mutually agree.

Maxim and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The sales agent and certain of its affiliates may, in the future, perform various commercial and investment banking and financial advisory services for us and our affiliates, for which they would receive customary fees and expenses.

In the ordinary course of their various business activities, Maxim and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The sales agent and certain of its respective affiliates may also communicate independent investment recommendations, market color, or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-16

LEGAL MATTERS

Certain legal matters in connection with this offering and the validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Zarif Law Group P.C., Asbury Park, New Jersey. Pryor Cashman LLP, New York, New York is acting as counsel to the sales agent in connection with this offering.

EXPERTS

Our financial statements as of December 31, 2024 and December 31, 2023 have been included in the report of JP Centurion & Partners PLT, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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BioNexus Gene Lab Corp.

Up to $3,557,000

Shares of Common Stock

Sole Sales Agent

MAXIM GROUP LLC

The date of this prospectus supplement is _____________.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$13,810
FINRA fee	$	*
Printing and duplicating expenses	$	*
Legal fees and expenses		$50,000
Accounting fees and expenses		$5,000
Transfer agent fees	$	*
Miscellaneous expenses	$	*
Total	$	*

*These fees and expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the Wyoming Revised Statutes (“WRS”) provides that directors and officers of Wyoming corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. WRS also provides that directors and officers may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Further, Article VI of our bylaws contains provisions that allow the Company to indemnify its officers, directors, employees, and agents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by directors, officers, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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ITEM 16. EXHIBITS

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index immediately prior to the signature page and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made; a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description
1.1*	Equity Distribution Agreement, dated November 7, 2025, between BioNexus Gene Lab Corp. and Maxim Group LLC.
3.1	Articles of Incorporation of BioNexus Gene Lab Corp. (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-229399) filed with the SEC on January 29, 2019).
3.2	Amended and Restated Bylaws of BioNexus Gene Lab Corp (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on September 5, 2024).
3.3

Certificate of Amendment to the Articles of Incorporation of BioNexus Gene Lab Corp. filed with the Secretary of State of Wyoming on June 7, 2017 (Incorporated by reference to Exhibit 3.3 to Amendment No. 3 to the Registration Statement on Form S-1/A (File No. 333-269753) filed with the SEC on July 5, 2023).

3.4

Certificate of Amendment filed with the Secretary of State of Wyoming on March 29, 2023 (incorporated by reference to Exhibit 3.4 to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-269753) filed with the SEC on July 5, 2023).

3.5

Certificate of Amendment filed with the Secretary of State of Wyoming on June 5, 2023 (Incorporated by reference to Exhibit 3.5 to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-269753) filed with the SEC on July 5, 2023).

3.6

Articles of Amendment filed with the Wyoming Secretary of State on February 11, 2025 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on February 14, 2025).

3.7	Articles of Amendment filed with the Wyoming Secretary of State on April 1, 2025 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on April 3, 2025).
4.1

Registrant’s Specimen Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-269753) filed with the SEC on July 5, 2023).

4.2	Form of Representative’s Warrant (incorporated by reference to Exhibit 4.2 to Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-269753) filed with the SEC on July 14, 2023).
4.3**	Form of Common Stock Warrant Agreement and Warrant Certificate.
4.4**	Form of Preferred Stock Warrant Agreement and Warrant Certificate.
4.5**	Form of Unit Agreement and Unit Certificate.
4.6	Shareholders Agreement and Term Sheet dated August 23, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on August 26, 2024).
5.1*	Opinion of Zarif Law Group P.C.
10.1	Share Exchange Agreement between BioNexus and Chemrex (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC on December 29, 2020).
10.2+*	Service Contract between BioNexus Gene Lab Corp. and Mr. Su-Leng Tan Lee, dated August 15, 2023.
10.3+

Amendment to the Service Contract between BioNexus Gene Lab Corp. and Mr. Su-Leng Tan Lee, dated June 30, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed with the SEC on July 5, 2024).

10.4+	Director Offer Letter by and between the Registrant and Su-Leng Tan Lee — Incorporated by reference to Exhibit 10.3 to the Annual Report on Form 10-K filed with the SEC on April 15, 2025.
10.5+

Director Offer Letter by and between the Registrant and Muhammad Azrul bin Abdul Hamid — Incorporated by reference to Exhibit 10.4 to the Annual Report on Form 10-K filed with the SEC on April 15, 2025.

10.6+	Director Offer Letter by and between the Registrant and Jook Yuen Low (incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-K filed with the SEC on April 15, 2025).
10.7+

Director Offer Letter by and between the Registrant and Chee Keong Yap (incorporated by reference to Exhibit 10.11 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-269753) filed with the SEC on May 24, 2023).

10.8

The Teaming Agreement between MRNA Scientific Sdn. Bhd. and Protech Builders Sdn. Bhd. for Biogas Plant Development, dated September 23, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on September 25, 2024).

10.9+	Service Contract between BioNexus Gene Lab Corp and Ms. Chong Set Fui (Angeline) (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8/K filed with the SEC on June 23, 2025).
21.1+	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed with the SEC on March 30, 2021).
23.1*	Consent of JP Centurion & Partners PLT.
23.2*	Consent of Zarif Law Group P.C. (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
101.INS*	Inline XBRL Instance Document.
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107*	Filing Fee Table

*	Filed herewith.

**

To be filed, if applicable, by amendment to this registration statement or as an exhibit to a report filed pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act and incorporated herein by reference.

+	Includes management contracts and compensation plans and arrangements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on FormS-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kuala Lumpur, Malaysia, on November 7, 2025.

BioNexus Gene Lab Corp.

By:	/s/ Su-Leng Tan Lee
Su-Leng Tan Lee
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Su-Leng Tan Lee and Chong Set Fui, or either of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, any and all pre-effective and post-effective amendments to this Registration Statement, and any Registration Statement filed pursuant to Rule 413 or Rule 462 under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Su-Leng Tan Lee	Dated: November 7, 2025
Su-Leng Tan Lee
Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Chong Set Fui	Dated: November 7, 2025
Chong Set Fui
Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Chee Keong Yap	Dated: November 7, 2025
Chee Keong Yap
Director

/s/ Jook Yuen Low	Dated: November 7, 2025
Jook Yuen Low
Director

/s/ Muhammad Azrul bin Abdul Hamid	Dated: November 7, 2025
Muhammad Azrul bin Abdul Hamid
Director

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